Exhibit 10.17

Purchase Option Agreement

This Purchase Option Agreement (the “Agreement”) is entered into on 28 January 2013 by and between:

Party A: Kongshan Network Technology (Shanghai) Co., Ltd.

Address: Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai

Legal representative: Shiwei Xu

Party B: Shiwei Xu (ID card number: *)

Address: *

Party A and Party B shall hereinafter be referred to individually as a “Party”, or collectively as the “Parties”.

Whereas:

1.         Party A is a wholly foreign-owned enterprise duly registered and validly existing within the territory of the People’s Republic of China;

2.         Shanghai Qiniu Network Technology Co., Ltd. (the “Company”) is a limited liability company registered in the People’s Republic of China;

3.         Party B is one of the Company’s shareholders and holds 73.5%  of  the Company’s equity.

The Parties, through friendly negotiation, agree as follows:

1.                   Granting of Option

1.1  Granting

The Parties hereto agree that, on the date of execution of the Agreement, Party A has the exclusive option to purchase, at the lowest price permitted by the laws of the People’s Republic of China when the option is exercised, by Party A or a third party designated by Party A at any time, all or part of the equity held by Party B in the Company now and in the future, subject to the conditions agreed in the Agreement. Party A will be granted with the option after the Agreement has been executed by the Parties, and the option, once granted, will be irrevocable within the term of the Agreement.

1.2  Term

The Agreement takes effect on the date of execution by the Parties and ends on the date of Party A’s acquiring all the equity of the Company’s shareholders, to the extent permitted by the laws of the People’s Republic of China.

2.                   Exercise of Option and Delivery

2.1                     Exercise time

2.1.1                     Party B agrees that Party A may exercise some or all of the option under the Agreement at any time after the execution of the Agreement, to the extent permitted by the laws and regulations of the People’s Republic of China.

2.1.2                     Party B agrees that there is no limit to the number of times Party A may exercise the option, unless it has acquired all of the Company’s equity.

2.1.3                     Party B agrees that Party A may designate a third party to exercise the option as its representative, but when exercising the option, Party A shall notify Party B in writing in advance.

2.2.                  Transfer

Party B agrees that the option under the Agreement may be transferred in part or in whole by Party A to a third party. The third party shall be deemed as a signatory to the Agreement to exercise the option under the terms of the Agreement and assume Party A’s rights and obligations under the Agreement.

2.3                     Exercise notice

2.3.1                     If Party A exercises the option, it shall notify Party B in writing ten working days before the delivery date (as defined below). The notice shall specify the following terms:

(a)              After the option is exercised, the effective delivery date of the equity (the “Delivery Date”);

(b)              The name of the holder of the equity that should be registered after the option is exercised;

(c)               The number of shares purchased from Party B;

(d)              The exercise price and its terms of payment; and

(e)               Power of attorney (if a third party designated by Party A exercises the option on its behalf).

2.3.2                     The Parties agree that Party A may appoint a third party at any time to exercise the option and be registered as the equity holder in the name of the third party.

2.4                     Transfer of purchased equity

2.4.1                     Each time Party A exercises the option:

(a)              Party B shall instruct the Company to convene a shareholders’ meeting in a timely manner, at which meeting a resolution approving the transfer of equity by Party B to Party A and (or) the designated person, shall be made;

(b)              The relevant parties shall sign all other contracts, agreements or documents, obtain all government approvals and consents, and take all actions, required to transfer the effective ownership of the purchased equity, free of any security interests, to Party A and (or) the designated person and to make Party A and (or) the designated person registered as the owner of the purchased equity, and shall submit to Party A or the designated person the latest business license, approval certificate and other relevant documents issued by the applicable competent government authorities of China. Such business licenses and approval certificates should reflect the change of equity, the change of directors and legal representatives thereof, etc.

3.                   Representations and Warranties

3.1                     Party B represents and warrants as follows:

3.1.1                     It has full rights, powers and authorizations to execute and perform the Agreement;

3.1.2                     Except for the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013, the performance of the Agreement or the obligations under the Agreement does neither violate the laws, regulations and other agreements that are binding on it, nor require approval or authorization from any government authority;

3.1.3                     To the best of its knowledge, there is no pending litigation, arbitration or other judicial or administrative procedures that may materially affect the performance of the Agreement;

3.1.4                     It has disclosed to Party A all government documents that may adversely affect the performance of the Agreement;

3.1.5                     The Company has not been declared bankrupt and its financial position is sound;

3.1.6                     To the best of its knowledge, except for the pledge created in accordance with the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013, the equity held by it in the Company is free of any other pledge, guarantee, liabilities and other third party encumbrance and free of recourse by third parties;

3.1.7                     Except for the pledge created in accordance with the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013, the equity held by it in the Company will be free of any other pledge, liabilities and other third party encumbrances, and it will not dispose of the equity held by it to any third party other than Party A or a person designated by Party A by transfer, gift, pledge or any other means;

3.1.8                     The option granted to Party A shall be exclusive, and Party B shall not grant other third-party options or similar rights in any other means;

3.1.9                     To the best of its knowledge, during the term of the Agreement, the Company’s business operations comply with laws, statutes, regulations and other management regulations and guidelines issued by the applicable administrative authorities of the People’s Republic of China, and there is no violation of any of the above regulations that would have a material adverse effect on the business operations or assets of the Company;

3.1.10              Maintain the Company’s existence in accordance with good financial and commercial standards and practices. Operate its business and handle affairs prudently and effectively, and do its utmost to obtain the permits, licenses and approvals, etc. required for the continuous operation of the Company, and ensure that such permits, licenses and approvals will not be canceled;

3.1.11              Provide Party A with all the operating and financial information about the Company at the request of Party A;

3.1.12              Before Party A (or an eligible entity designated by Party A) exercises the option and obtain all the equity or assets, without the written consent of Party A, the Company shall not

(a)                       sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any asset, business or income, or allow to create any other security interests thereon, with the exception of those that are generated in the course of ordinary or daily business or have been disclosed to Party A and consented to by Party A in writing;

(b)                       enter into any transaction that will materially affect its assets, liabilities, operations, equity and other legal rights, with the exception of those that are generated in the course of ordinary or daily business or have been disclosed to Party A and consented to by Party A in writing;

(c)                        distribute dividends and bonuses to shareholders in any form;

(d)                       inherit, guarantee, or allow existence any debts without the prior written consent of Party A, with the exception of (i) the debts incurred in the course of ordinary or daily business rather than through borrowing; and (ii) the debts that have been disclosed to Party A and consented to by Party A in writing;

(e)                        enter into any material contracts without the prior written consent of Party A, with the exception of those contracts entered into in the course of ordinary or daily business (for the purpose of this paragraph, if the value of a contract exceeds RMB100,000, it is deemed a material contract); or

(f)                         merge or combine with anyone, or acquire or invest in anyone, without the prior written consent of Party A.

3.1.13              Before Party A (or an eligible entity designated by Party A) exercises the option and obtain all the equity or assets of the Company, without the written consent of Party A,Party B shall, individually or jointly with other shareholders of the Company,

(a)                       not make any supplement, change, or modification to the Company’s articles of incorporation in any form, which will materially affect the Company’s assets, liabilities, operations, equity and other legal rights, with the exception of a capital increase in the same proportion to meet legal requirements;

(b)                       not procure the Company to enter into any transaction that will materially affect the assets, liabilities, operations, equity and other legal rights of the Company, with the exception of those that are generated in the course of ordinary or daily business or have been disclosed to Party A and consented to by Party A in writing;

(c)                        not procure the shareholders’ meeting of Company to approve resolutions on the distribution of dividends and bonuses;

(d)                       not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any equity, or allow to create any other security interests thereon, without the prior written consent of Party A, except for the purpose of performing the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013;

(e)                        not procure the shareholders’ meeting of Company to approve to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any equity, or allow to create any other security interests thereon, without the prior written consent of Party A, except for the purpose of performing the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013;

(f)                         not procure the shareholders’ meeting of Company to approve to merge or combine with anyone, or acquire or invest in anyone, without the prior written consent of Party A;

(g)                        immediately notify Party A of any litigation, arbitration or administrative procedure in connection with the equity held by it, which occurs or may occur;

(h)                       procure the shareholders’ meeting of the Company to vote in favor of the transfer of the purchased equity as specified in the Agreement; it shall, and shall procure the Company to, amend its articles of association to reflect the transfer of equity from Party B to Party A or the designated person and other changes mentioned in the Agreement, and immediately go through the formalities for change registration with the applicable competent government authorities of China; it shall, and shall procure the Company to, approve the appointment of Party A or the designated person as the new director and new legal representative through the resolution of the shareholders’ meeting;

(i)                           sign all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make necessary and appropriate defenses against all claims, to maintain its ownership of the equity;

(j)                          at the request of Party A, unconditionally and immediately transfer its equity to the representative designated by Party A at any time, and waive its preemptive right to other existing shareholders for the aforesaid equity transfer; and

(k)                       strictly abide by the provisions of the Agreement and other contracts entered into jointly or separately by Party B and Party A, earnestly perform the obligations under these contracts, and not have any action/omission that may affect the validity and enforceability of such contracts.

3.2                     Undertakings

Party B undertakes to Party A that Party B shall bear all the expenses incurred due to the equity transfer and go through all procedures necessary for Party A or a third party designated by Party A to become a shareholder of the Company. The procedures include, but are not limited to, assisting Party A to obtain the necessary approvals from the competent government authority for the equity transfer, and submitting the equity delivery agreement to the competent administration for industry and commerce, modify the Company’s articles of association, the register of shareholders and make other adjustments.

Party B undertakes that it shall return the conversion price to Party A or a third party designated by Party A in full within ten (10) working days after obtaining the conversion price paid by Party A or the third party designated by Party A for exercising the option hereunder; at the same time, Party B shall confirm that it has received corresponding compensation from Party A for this.

3.3                     Party B hereby represents and warrants to Party A as follows on the date of execution of the Agreement and each date of transfer:

(a)                       It has the power and ability to execute and deliver the Agreement and any equity transfer agreement to which it is a party for each transfer of the purchased equity in accordance with the Agreement (each, a “Transfer Agreement”), and to perform its obligations under the Agreement and any Transfer Agreement.  Once executed, the Agreement and each Transfer Agreement to which it is a party will constitute its legal, valid and binding obligations and can be enforced against it in accordance with the provisions hereof and thereof;

(b)                       Neither the execution and delivery of the Agreement or any transfer agreement nor the performance of its obligations under the Agreement or any transfer agreement will: (i) result in violation of any relevant Chinese law; (ii) conflict with its articles of association or other organization documents; (iii) result in breach of any contract or deed to which it is a party or which is binding on it, or constitute a breach of any contract or deed to which it is a party or which is binding on it; (iv) result in violation of any conditions on which any permit or approval is granted to it and (or) maintains validity; or (v) result in any permit or approval granted to it to be suspended or revoked or conditioned;

(c)                        Party B has good and merchantable ownership of its equity in the Company. Party B does not create any security interest on such equity, with the exception of the Equity Pledge Agreement concluded by and among Party A, Party B, the Company and other shareholders of the Company on 28 January 2013;

(d)                       The Company does not have any outstanding debts, with the exception of (i) the debts incurred in the course of ordinary business; and (ii) the debts that have been disclosed to Party A and consented to by Party A in writing;

(e)                        The Company complies with all laws and regulations applicable to the acquisition of assets;

(f)                         To the best of its knowledge, there is no ongoing or pending or potential litigation, arbitration or administrative proceedings related to the equity, company assets or the Company at present; if there is such proceeding, it shall notify Party A thereof prior to each date of transfer.

4.                   Default

If a party hereto is in default of its representations, warranties, undertakings and obligations under the Agreement, it will constitute a default by the party, and the defaulting party shall compensate the non-defaulting party for actual losses arising therefrom.

5.                   Governing Laws and Settlement of Disputes

5.1  Governing laws

The conclusion, validity, interpretation and performance of the Agreement, and the settlement of disputes under the Agreement shall be governed by the Chinese laws.

5.2  Settlement of disputes

Any and all disputes arising from or in connection with the interpretation and performance of this Agreement shall be settled by the Parties through friendly negotiation first. If a dispute cannot be settled within 30 days after a Party gives a written notice requesting a negotiated settlement thereof to the other Party, either Party may submit the dispute to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The language used in the arbitration is Chinese. The arbitration award shall be final and binding on the Parties.

6.                   Taxes and Fees

Each Party shall bear any and all transfer and registration taxes, fees, costs and expenses incurred by itself or imposed upon it in accordance with the Chinese laws as a result of the preparation and execution of the Agreement and each transfer agreement, and the completion of transactions contemplated  by the Agreement and each transfer agreement.

7.                   Notices

Notices or other communications given by either Party or the Company as required by the Agreement shall be written in Chinese and delivered by hand, or sent by letter or fax to the other Party at the following address of the other Party or other designated address notified by the other Party from time to time. The date on which the notice is deemed to be actually served shall be determined as follows: (a) For the notice delivered by hand, it shall be deemed to have been actually served on the date of the delivery by hand; (b) For the notice sent by letter, it shall be deemed to have been actually served on the tenth day after the date of posting (indicated on the postmark) of the letter if by prepaid registered airmail, or it shall be deemed to have been actually served on the fourth day after it has been delivered to an internationally recognized courier service agency; and (c) For the notice sent by fax, it shall be deemed to have been actually served at the receipt time shown on the transmission confirmation of relevant document.

Party A: Kongshan Network Technology (Shanghai) Co., Ltd.

Address: Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai

Tel: *

Attn.: Shiwei Xu

Party B: Shiwei Xu

Address: *

Tel: *

Attn.: Shiwei Xu

8.                   Confidentiality Obligation

The Parties acknowledge and confirm that any oral or written information exchanged each other in connection with the Agreement are confidential. The Parties shall treat all such information in confidence and shall not disclose any relevant information to any third party without the written consent of the other Party, with the exception where: (a) the public is or will be aware of such information (not a result of disclosure to the public by the receiving Party without permission); (b) the information is disclosed as required by applicable laws; or (c) a Party needs to disclose the information in relation to the transaction contemplated herein to its legal or financial advisers, and such legal or financial advisers are also subject to a confidentiality obligation similar to this provision. The breach of confidentiality by the staff or the contractor of a Party shall be deemed to be the breach by the Party, and the Party shall be liable for such breach in accordance with the Agreement. This provision shall survive regardless of whether the Agreement is terminated for any reason.

9.                   Further Assurance

The Parties agree to promptly sign the documents, and to take further actions, which are reasonably necessary or beneficial to the implementation of the provisions and purposes of the Agreement.

10.            Miscellaneous

10.1                        Amendment, modification and supplement

Any and all amendments, modifications and supplements to the Agreement must be in a written agreement signed by the Parties.

10.2                        Compliance with laws and regulations

The Parties shall abide by and shall ensure that their operations fully comply with all laws and regulations officially announced and publicly available in China.

10.3                        Entire agreement

Except for the written amendments, supplements or modifications made after the execution of the Agreement, the Agreement constitutes the entire agreement between the Parties hereto in respect of the subject matter hereof, and supersedes any and all previous negotiations, representations and agreements, oral or written, between the Parties in respect of the subject matter of the Agreement.

10.4                        Titles

Titles of the Agreement is only for the convenience of reading and shall not be used to construe, explain or otherwise affect the meaning of the provisions of the Agreement.

10.5                        Language

The Agreement is written in Chinese and is executed in duplicate.

10.6                        Severability

Where any one or more of the provisions of the Agreement are found to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of other provisions of the Agreement shall not be affected or impaired thereby in any way. The Parties shall negotiate in good faith to replace those invalid, illegal or unenforceable provisions with valid provisions, and the economic effects of such valid provisions shall be similar as far as possible with those of invalid, illegal or unenforceable provisions.

10.7                        Successors

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.8                        Survival

(a)                       Any obligations arising from or due to the Agreement before the expiration or early termination of the Agreement shall survive the expiration or early termination of the Agreement.

(b)                       The provisions of Articles 5 and 8 of the Agreement and this article shall survive the termination of the Agreement.

10.9                        Waiver

Either Party may waive the terms and conditions of the Agreement, but the waiver must be made in writing. A Party’s waiver of the other Party’s default in certain circumstance shall not be treated as the Party’s waiver of the other Party’s similar default in other circumstances.

IN WITNESS WHEREOF, the Parties have made their authorized representatives to execute the Agreement on the date first written above.

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Party A: Kongshan Network Technology (Shanghai) Co., Ltd. (seal) Kongshan Network Technology (Shanghai) Co., Ltd.		Party B: Shiwei Xu

Signature:	/s/ Shiwei Xu	/s/ Shiwei Xu
Name: Shiwei Xu Title: legal representative

Execution Page